Exhibit 10.34

CONFIDENTIAL

ELEVENTH AMENDMENT TO AMENDED AND RESTATED

INTERACTIVE MARKETING AGREEMENT

This Eleventh Amendment to Amended and Restated Interactive Marketing Agreement (“Eleventh Amendment”) is entered into by and between AOL LLC, (“AOL”) a Delaware limited liability company (formerly known as America Online, Inc.), with its principal place of business at 22000 AOL Way, Dulles, VA 20166, and GOOGLE INC., a Delaware corporation (successor-in-interest to Google Inc., a California corporation) with offices at 1600 Amphitheatre Parkway, Mountain View, California 94043 (“Google”), effective as of September 28, 2006 (the “Eleventh Amendment Effective Date”).

INTRODUCTION

The Parties hereto wish to further amend that certain Amended and Restated Interactive Marketing Agreement effective as of October 1, 2003 (the “IMA”), as amended previously by that certain First Amendment to the Amended and Restated Interactive Marketing Agreement effective as of December 15, 2003 (the “First Amendment”), that Second Amendment to Amended and Restated Interactive Marketing Agreement effective as of March 30, 2004 (the “Second Amendment”), that Third Amendment to Amended and Restated Interactive Marketing Agreement effective as of April 7, 2004 (the “Third Amendment”), that Fourth Amendment to Amended and Restated Interactive Marketing Agreement effective as of June 1, 2004 (the “Fourth Amendment”), that Fifth Amendment to Amended and Restated Interactive Marketing Agreement effective as of June 14, 2004 (the “Fifth Amendment”), that Sixth Amendment to Amended and Restated Interactive Marketing Agreement effective as of December 17, 2004 (the “Sixth Amendment”), that Seventh Amendment to Amended and Restated Interactive Marketing Agreement effective as of March 28, 2005 (the “Seventh Amendment”), that Eighth Amendment to Amended and Restated Interactive Marketing Agreement effective as of April 28, 2005 (the “Eighth Amendment”), that Ninth Amendment to Amended and Restated Interactive Marketing Agreement effective as of December 15, 2005 (the “Ninth Amendment”), that Tenth Amendment to Amended and Restated Interactive Marketing Agreement effective as of March 24, 2006 (the “Tenth Amendment”), and that Addendum One to the Second Amendment to Amended and Restated Interactive Marketing Agreement dated October 5, 2004 (“Addendum One”) (the IMA and such amendments and addendum, collectively the “Existing Agreement” and the Existing Agreement together with the Eleventh Amendment, the “Agreement”). Capitalized terms not defined in this Eleventh Amendment shall have the meanings set forth in the Existing Agreement.

AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby amend the Existing Agreement as follows:

1. Extension of Eight Amendment Term. The parties hereby agree to extend the Eight Amendment Term (as that term is defined in the Eighth Amendment) through April 29, 2007, the second anniversary of the Eighth Amendment Effective Date (as that term is defined in the Eighth Amendment).

2. Ratification. The parties ratify and agree that the terms and conditions of the Eighth Amendment shall apply for the period from April 28, 2006 through the Eleventh Amendment Effective Date (the “Ratification Period”) and that all previous actions, omissions, modifications, or any other action taken by AOL or Google are hereby ratified and shall be given full force and effect for the Ratification Period.

3. Order of Precedence. This Eleventh Amendment is supplementary to and modifies the Existing Agreement. The terms of this Eleventh Amendment supersede provisions in the Existing

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Agreement only to the extent that the terms of this Eleventh Amendment and the Existing Agreement expressly conflict. However, nothing in this Eleventh Amendment shall be interpreted as invalidating the Existing Agreement, and provisions of the Existing Agreement shall continue to govern relations between the Parties insofar as they do not expressly conflict with this Tenth Amendment. Furthermore, for the avoidance of doubt, any amendments or other changes made to any terms of the Existing Agreement under this Eleventh Amendment shall be interpreted to have full force and effect on any other relevant provisions of the Existing Agreement (including, but not limited to, Definitions, Exhibits, and Schedules related thereto), which reference or rely on such amended or changed terms.

4. Entire Agreement. This Eleventh Amendment, together with the Existing Agreement (collectively, the “Agreement”), constitutes the entire agreement with respect to the subject matter hereof. The Agreement supersedes any other prior or collateral agreements, whether oral or written, with respect to the subject matter hereof.

5. Counterparts; Facsimile. This Eleventh Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. This Eleventh Amendment may be executed by facsimile.

IN WITNESS WHEREOF, the Parties have executed this Eleventh Amendment to the Amended and Restated Interactive Marketing Agreement as of the Eleventh Amendment Effective Date.

AOL LLC		GOOGLE INC.

By:	/s/ Tom Newman	By:	/s/ Joan Braddi
Name:	Tom Newman	Name:	Joan Braddi
Title:	Senior Vice President	Title:	VP, Search Services
Date:	9/27/06	Date:	Sept. 28, 2006

Confidential	2